                                                                    EXHIBIT 99.1

For Immediate Release                      CONTACT:  Rubenstein Associates, Inc.
                                                                  Robert Solomon
                                                                  (212)-843-8050

LONE STAR STEAKHOUSE & Saloon, Inc.                                Nasdaq: STAR
Lone Star Sets Date for its 2004 Annual Stockholders Meeting
Wichita, Kansas                                                    April 7, 2004

LONE STAR STEAKHOUSE & Saloon, Inc. (the "Company")  announced today that it has set  a  meeting  date  and  a  record  date  for  its  2004  annual  meeting  of stockholders.  The Company's  annual meeting will be held on Wednesday,  June 2,
2004, at Del Frisco's Double Eagle  Steakhouse  5251 Spring Valley Road,  Dallas
Texas at 10 a.m.  The  record  date  for  stockholders  entitled  to vote at the meeting is April 23, 2004.

Lone Star owns and operates 250 domestic Lone Star Steakhouse & Saloon restaurants; 15 Sullivan's Steakhouse restaurants; five Del Frisco's Double
Eagle Steak House restaurants and 20 Texas Land & Cattle Steak House restaurants. Licensees operate three domestic and fourteen international Lone
Star restaurants, and one domestic Del Frisco's Double Eagle Steak House restaurant.